UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: May 21, 2014

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

OurPet’s Company (the “Company”) held its annual meeting of shareholders on May 21, 2014 at the Company’s headquarters in Fairport Harbor, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to the Company’s board of directors to hold office until the 2015 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes
	For	Withheld	Broker Non-Votes
Dr. Steven Tsengas	9,617,107	83,243	3,541,306
Joseph T. Aveni	9,627,107	73,243	3,541,306
William L. Lechtner	9,620,107	80,243	3.541.306
Charles C. MacMillan	9,620,107	80,243	3,541,306
John W. Spirk, Jr.	9,627,107	73,243	3,541,306

Proposal 2

The ratification of the appointment of NMS, Inc. as the Company’s independent auditor for the fiscal year ending December 31, 2014 received the following vote:

  Number of Votes

For	Against	Abstain
13,202,550	3,106	36,000

Proposal 3

The advisory approval of the compensation of our named executive officers for 2014 received the following vote:

Number of Votes

For	Against	Abstain
9,561,958	114,850	23,542

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer